UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): Nov 1, 2005

Sharper Image Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-15827	94-2493558
(Commission File Number)	(IRS Employer Identification No.)

650 Davis Street, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 445-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 1, 2005, Sharper Image Corporation (the “Company”) entered into its Fourth Amendment to Loan and Security Agreement (the “Amendment”) with Wells Fargo Retail Finance, LLC on its Loan and Security Agreement dated as of October 31, 2003 (as amended, restated, supplemented, or modified).

The Amendment increases the Company’s flexibility under the Loan and Security Agreement by allowing the Company to include an additional $10 million of excess borrowing base before triggering compliance with specified covenants, including financial and reporting covenants. The Amendment also reduces the minimum Earnings Before Income Tax, Depreciation and Amortization (EBITDA) the Company must maintain from $35 million to $25 million when the covenants apply.

Item 2.02.	Results of Operations and Financial Condition

On November 3, 2005 the Company issued a press release announcing the Company’s sales for the quarter and nine months ended October 31, 2005. A full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press release announcing sales for the quarter and nine months ended October 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: November 4, 2005	By:	/S/ JEFFREY P. FORGAN
		Name:	Jeffrey P. Forgan
		Title:	EVP, Chief Financial Officer